SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [ ] Check the appropriate box:

[    ]   Preliminary Proxy Statement
[ X ]    Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

 ..............................................CIM High Yield Securities......
                (Name of Registrant as Specified In Its Charter)

 ..............................................Gail A. Hanson, Secretary......
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[     ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[    ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                            CIM HIGH YIELD SECURITIES
                               101 Federal Street
                           Boston, Massachusetts 02110


                                                               August 28, 2000

Dear Shareholder:

         The accompanying materials relate to the Annual Meeting of Shareholders of CIM High Yield Securities. The Meeting will be held at the offices of Bingham Dana LLP, 150 Federal Street, 25th Floor, Boston, Massachusetts on October 11, 2000 at 10:00 a.m. Eastern time.

         At the meeting, you will be asked to vote on proposals to elect one (1) Trustee, ratify the selection of the independent auditors for the Fund and convert the Fund from a closed-end fund to an open-end fund. All of these proposals are described in the accompanying Notice and Proxy Statement.

         The proposal to convert the Fund from a closed-end fund to an open-end fund is required to be submitted to you in accordance with the provisions of the Fund's prospectus. Although the Board of Trustees recognizes that this proposal must be made, the Trustees have unanimously determined NOT to support this proposal and unanimously recommend that you vote AGAINST this proposal.

         Your participation at this Meeting is very important. If you cannot attend the Meeting, you may participate by proxy. As a shareholder, you cast one vote for each share that you own. Please take a few moments to read the enclosed materials and then cast your vote on the enclosed proxy card.

         Voting takes only a few minutes. Each shareholder's vote is important. Your prompt response will be much appreciated.

         After you have voted on the proposals, please be sure to sign your proxy card and return it in the enclosed postage-paid envelope.

         We appreciate your participation in this important meeting. Thank you.


                                                        Sincerely,


                                                         Michael S. Hyland
                                                        President

                            CIM HIGH YIELD SECURITIES
                               101 Federal Street
                           Boston, Massachusetts 02110


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on October 11, 2000


To the Shareholders of CIM HIGH YIELD SECURITIES:

         Notice is hereby given that the Annual Meeting of Shareholders of CIM High Yield Securities (the "Fund"), a Massachusetts business trust, will be held at the offices of Bingham Dana LLP, 150 Federal Street, 25th Floor, Boston, Massachusetts 02110, on October 11, 2000, at 10:00 a.m., for the following purposes:

         1.       To elect one (1) Trustee of the Fund (Proposal 1).

         2. To ratify the selection of KPMG LLP as independent auditors for the Fund for the fiscal year ending December 31, 2000 (Proposal 2).

         3. To approve or disapprove the conversion of the Fund from a closed-end fund to an open-end fund (Proposal 3).

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Trustees has fixed the close of business on August 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                           By order of the Board of Trustees,


                                           GAIL A. HANSON
                                          Secretary

August 28, 2000

-----------------------------------------------------------------------------
         SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER.
-----------------------------------------------------------------------------

                      Instructions for Signing Proxy Cards

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

         2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

         3. All Other Accounts: The capacity of the individual signing the proxy should be indicated unless it is reflected in the form of registration. For example:


         Registration                                        Valid Signature

         Corporate Accounts

         (1)      ABC Corp.                                 ABC Corp.
         (2)      ABC Corp.                                John Doe, Treasurer
         (3)      ABC Corp.
                  c/o John Doe, Treasurer                     John Doe
         (4)      ABC Corp. Profit Sharing Plan               John Doe, Trustee

         Trust Accounts

         (1)      ABC Trust                                Jane B. Doe, Trustee
         (2)      Jane B. Doe, Trustee
                  u/t/d 12/28/78                               Jane B. Doe

         Custodial or Estate Accounts

         (1)      John B. Smith, Cust.
                  f/b/o John B. Smith, Jr. UGMA             John B. Smith
         (2)      John B. Smith                    John B. Smith, Jr., Executor

                                                       -18-
BUSDOCS:870443.2

BUSDOCS:870443.2
                            CIM HIGH YIELD SECURITIES

                               101 Federal Street
                           Boston, Massachusetts 02110
                                            ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                October 11, 2000
                                            ---------------------------

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of CIM High Yield Securities, a Massachusetts business trust (the "Fund"), for use at the Annual Meeting of Shareholders of the Fund to be held on October 11, 2000, at 10:00 a.m., at the offices of Bingham Dana LLP, 150 Federal Street, 25th Floor, Boston, Massachusetts 02110, and at any adjournments thereof (collectively, the "Meeting"). A Notice of Annual Meeting of Shareholders and a proxy card accompany this Proxy Statement.

         Proxy solicitations will be made primarily by mail, but such solicitations may also be made by telephone, telegraph, or personal interviews conducted by officers or employees of the Fund; INVESCO, Inc. ("INVESCO" or the "Adviser"), the investment adviser of the Fund; and PFPC Inc. (formerly known as First Data Investor Services Group, Inc.), the administrator and transfer agent of the Fund, or any of their affiliates. The costs of any proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be paid by the Fund. The Fund will also reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of Fund shares.

         The Fund's most recent annual and semi-annual reports are available upon request, without charge, by writing to PFPC Inc., 101 Federal Street, 6th Floor, Boston, Massachusetts 02110, or calling 1-800-331-1710. This Proxy Statement and the enclosed proxy card will first be mailed to shareholders on or about August 28, 2000.

         If the enclosed proxy card is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If no instructions are marked on the enclosed proxy card, shares represented thereby will be voted in the discretion of the persons named on the proxy card. Accordingly, unless instructions to the contrary are marked thereon, a proxy will be voted FOR the election of the nominee as Trustee, FOR the selection of auditors, AGAINST conversion of the Fund from a closed-end investment company to an open-end investment company, and FOR any other matters deemed appropriate. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her shares in person, or by submitting a letter of revocation or a later-dated proxy to the Fund at the above address prior to the date of the Meeting.

         Proxies that reflect abstentions or broker "non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. For this reason, abstentions and broker "non-votes" will have the effect of a "no" vote for purposes of obtaining the requisite approval of Proposals 1 through 3. Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting.

         The close of business on August 14, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof.

The Fund has one class of shares of beneficial interest, par value $.01 per share. On the record date, August 14, 2000, there were 5,878,324.745 shares outstanding (the "Shares"). Each of such Shares is entitled to one vote at the Meeting, and fractional Shares are entitled to proportionate shares of one vote. To the knowledge of the Board of Trustees, as of August 14, 2000, no single shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act")) beneficially owned more than 5% of the Fund's outstanding Shares. Information as to beneficial ownership is based on reports filed with the Securities and Exchange Commission ("SEC") by such holders. As of August 14, 2000, Cede & Co., a nominee partnership of The Depository Trust Company, located at 7 Hanover Square, New York, New York 10004,
held 5,464,574 or 92.96% of the Fund's  Shares.       As of August 14, 2000, the
Trustees and officers as a group owned less than 1% of the Fund's outstanding Shares.

         In order that your Shares may be represented at the Meeting, you are requested to:

         --   indicate your instructions on the proxy card;

         --   date and sign the proxy card;

         -- mail the proxy card promptly in the enclosed envelope which requires no postage if mailed in the continental United States; and

-- allow sufficient time for the proxy to be received on or before 5:00 p.m., on October 10, 2000.

PROPOSAL 1: ELECTION OF TRUSTEES.

         At the Meeting, one (1) of the four Trustees of the Fund is to be elected, to hold office for a period of three years and until his successor is elected and qualified. The Board of Trustees is divided into three classes. Each year the term of office of one class will expire. The nominee is currently a Trustee of the Fund and has indicated that he will serve, if elected, but if he should be unable to serve, the proxy will be voted FOR any other person determined by the persons named in the proxy in accordance with their judgment.


          Name, Age, Principal Occupation                                                   Shares of the Fund
             and Other Directorships*                       Served as a                  Beneficially Owned as of
            During the Past Five Years                      Trustee Since                     August 14, 2000
            --------------------------                      -------------                     ---------------

JOHN F. NICKOLL, age 65                                         1987                               6,196.000
Trustee;  Director,  Chairman,  President  And Chief  Executive  Officer  of The
Foothill Group Inc., a commercial finance and asset management company; Chairman of Wells Fargo Business Credit.

         The following Trustees of the Fund will continue to serve in such capacity until their terms of office expire and the successors are elected and qualified:

          Name, Age, Principal Occupation                                                   Shares of the Fund
             and Other Directorships*                       Served as a                  Beneficially Owned as of
            During the Past Five Years                      Trustee Since                     August 14, 2000
            --------------------------                      -------------                     ---------------

DR. BRUCE H. OLSON, age 64                                      1987                               1,656.000
Trustee; Professor of Finance, Miami
University (Ohio); Trustee, Olde
Custodian Fund; Trustee, Summit
Investment Trust; term expires
2001.

DR. DONALD RATAJCZAK, age 57                                    1987                              17,340.000
Chairman of the Board of Trustees;
Former Director, Economic Forecasting
Center, Georgia State University;  Professor,  Georgia State University (retired
June 30,  2000);  Director,  Ruby  Tuesday,  Inc.;  Director,  Morgan,  Keegan &
Company;  Director, TBC Corporation;  President, Auric Metals (a publicly traded investment company); term expires 2002


*    Directorships or Trusteeships of companies required to report to the SEC.





Name, Age, Principal Occupation                                                             Shares of the Fund
             and other Directorships*                       Served as a                  Beneficially Owned as of
            During the Past Five Years                      Trustee Since                     August 14, 2000
            --------------------------                      -------------                     ---------------

ROBERT G. WADE, JR., age 72**                                   1987                               3,014.890
Trustee; Consultant to INVESCO, Inc.
from November 1996 to December 1998;
Chairman of the Board of Chancellor
Capital Management, Inc. and its
subsidiaries from January 1995 to
November 1996; President, Chief
Executive Officer and Chairman
of the Board of Chancellor
Capital Management, Inc. and its
subsidiaries from 1988 to January 1995;
term expires 2002.



*    Directorships or Trusteeships of companies required to report to the SEC.
**   "Interested person" of the Fund as defined in the Investment Company Act of 1940, as amended.


         The principal executive officers of the Fund are listed in the table below, along with certain additional information. Each officer of the Fund will hold such office until a successor has been elected by the Board of Trustees.

          Name, Age, Principal Occupation
            During the Past Five Years             Office (Year First Elected)

MICHAEL S. HYLAND, age 54                            President (2000)
Global Partner and Product Manager,
INVESCO, Inc. (since 1999); President
of Salomon Brothers Asset Management
(from 1989 to 1999);
Managing Director of Salomon
Brothers Inc. (from 1989 to 1999);
Managing Director, First Boston Corporation from 1977 to 1989.

MARGARET RILEY, age 36                                 Treasurer (1997)
Chief Financial Officer, INVESCO, Inc.
(since September 1996); prior to
September, 1996 held various management
positions at Chancellor Capital
Management and its successor
corporations since 1989.

          Name, Age, Principal Occupation
            During the Past Five Years            Office (Year First Elected)

GAIL A. HANSON, age 58                                  Secretary (1997)
Vice President, PFPC Inc. (since December
1999); prior to December 1999, Counsel,
First Data Investor Services Group,
Inc.

         The Fund pays each Trustee not affiliated with the Adviser or its affiliates an annual fee of $6,000 plus $1,000 as compensation for each board meeting and each committee meeting attended. Each Trustee is reimbursed for travel and out-of-pocket expenses associated with attending board and committee meetings. The Board of Trustees held five meetings (three of which were held by telephone conference call) during the 1999 fiscal year, and each of the Trustees attended at least 75% of the meetings. The aggregate remuneration paid to Trustees by the Fund for the fiscal year ended December 31, 1999 amounted to $45,227 (including reimbursement for travel and out-of-pocket expenses).

         The Board of Trustees has an Audit Committee consisting of Messrs. Nickoll, Olson and Ratajczak. The Audit Committee met once during the fiscal year ended December 31, 1999. The Audit Committee reviews the scope and results of the Fund's annual audit with the Fund's independent auditors and recommends the engagement of such independent auditors. The Board of Trustees performs the functions of a nominating committee.

         The following table sets forth certain information regarding the compensation of the Fund's Trustees for the fiscal year ended December 31, 1999. The officers of the Fund receive no compensation from the Fund for serving in such capacity.

                               Compensation Table

                                                                  Pension or              Total Compensation
                                      Aggregate               Retirement Benefits            From the Fund
       Name of Person               Compensation              Accrued as Part of            Complex Paid to
        and Position                From the Fund                Fund Expenses                 Trustees

Dr. Donald Ratajczak,                  $11,000                       $0                         $11,000
Chairman of the Board
of Trustees

Dr. Bruce H. Olson,                    $11,000                       $0                         $11,000
Trustee

John F. Nickoll,
Trustee                                $11,000                       $0                         $11,000

Robert G. Wade, Jr.,
Trustee                                $10,000                       $0                         $10,000


Required Vote

         Election of Mr. Nickoll for Trustee requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund represented at the Meeting in person or by proxy.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

         KPMG LLP ("KPMG"), 1600 Market Street, Philadelphia, Pennsylvania, has served as independent auditors for the Fund since its commencement of operations on November 18, 1987, and has been selected to serve in such capacity for the Fund's fiscal year ending December 31, 2000 by the Trustees of the Fund, including a majority of those members of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or INVESCO. KPMG has informed the Fund that it has no direct or indirect material financial interest in the Fund or INVESCO. It is expected that representatives of KPMG will not attend the Meeting, but will be available by telephone to respond to
appropriate questions.      Required Vote

         Ratification of the selection of KPMG as independent auditors for the Fund requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund represented at the Meeting in person or by proxy.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 3: TO CONVERT THE FUND FROM A CLOSED-END FUND TO AN OPEN-END FUND.

**THE BOARD OF TRUSTEES DOES NOT FAVOR THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL**

Introduction

         The Fund has operated as a diversified, closed-end investment company since the commencement of its investment operations on November 18, 1987. As a closed-end fund, the Fund's shares are bought and sold on the American Stock Exchange at prevailing prices, which may be equal to, less than, or greater than its net asset value. The Fund's Prospectus provides that in each year, if the Fund's shares have traded on the principal securities exchange where listed at an average discount from net asset value of more than 10%, determined on the basis of the average percentage discount from net asset value as of the end of the last trading day in each week during the twelve calendar weeks preceding the beginning of such year, the Fund will submit to its shareholders at the next succeeding annual meeting of shareholders a proposal to convert the Fund from a closed-end fund to an open-end fund.

         For the twelve calendar week period from October 11, 1999 through December 31, 1999, the Fund's shares traded on the American Stock Exchange at an average discount from net asset value of 16.44%, determined in accordance with the provisions of the Fund's Prospectus. As a result, the Fund is required to submit Proposal 3 for its shareholders' consideration at the Meeting.

Consideration and Recommendation of the Board of Trustees

         At meetings held on April 5, 2000 and July 12, 2000, the Fund's Board of Trustees reviewed detailed information concerning the legal and operational differences between closed-end and open-end funds, the Fund's performance as a closed-end fund, the historical relationship between the market price of the Fund's shares and their net asset value and the possible effects of conversion on the Fund. At the meetings, the Trustees also carefully considered the benefits of converting the Fund to an open-end fund. They noted that if the Fund was an open-end fund, the shares of the Fund could be redeemed at any time at their net asset value. The Trustees also considered that open-end funds, since they continually issue new shares, have the ability to increase in size which could result in lower expense ratios. They also noted that, as an open-end fund, the Fund would not be required to have annual meetings of shareholders which would save the Fund the costs of preparing proxy materials and soliciting shareholder votes on the proposals contained therein. The Trustees also considered the benefits of retaining the Fund's closed-end status, as described below.

         AFTER  CAREFUL   CONSIDERATION  OF  THE  INFORMATION  PROVIDED  AT  THE
MEETINGS, THE TRUSTEES HAVE UNANIMOUSLY DETERMINED NOT TO SUPPORT THIS PROPOSAL.

         The Trustees believe that the Fund's status as a closed-end fund provides significant investment benefits not available in an open-end fund. Because the Fund's shares are not redeemable, the Fund is not required to maintain short-term investments in anticipation of possible redemptions. Therefore, the Fund's assets can be fully invested in pursuit of the Fund's investment objectives. As an open-fund, the Fund's investment strategy may be hampered as the Adviser will be more strictly limited in its ability to invest in less liquid securities. Furthermore, as a closed-end fund, the Fund does not experience the cash flows associated with sales and redemptions of open-end fund shares. As a result, the Adviser does not have to invest additional cash from new sales at times when market conditions are unfavorable or sell securities at inopportune times to meet redemptions.

         The Fund's operating expenses are expected to increase if the Fund is converted to an open-end fund. As an open-end fund, the Fund would be required, as a practical matter, to make a continuous public offering of its shares in order to offset redemptions and maintain the economies of scale available at its current size. All shareholders would bear the transactional costs associated with purchases and sales of securities in response to the sale or redemption of shares if the Fund were converted to an open-end fund (except to the extent that the Trustees decide to impose a temporary redemption fee, as described below under "Redemption Fee"). Furthermore, the Trustees may, following the conversion to an open-end fund, recommend that shareholders approve the adoption of a distribution plan under Rule 12b-1 of the 1940 Act. Under a Rule 12b-1 plan, the Fund would pay for the distribution and marketing of its shares.
         Open-end funds, since they continually issue new shares, have the ability to increase in size. This growth could result in efficiencies as fixed costs are spread over a larger pool of assets. Alternatively, since they also continually redeem shares, open-end funds can also decrease in size. In that case, expense ratios may increase. The Adviser has advised the Trustees that it is possible that the Fund might experience significant redemptions following any conversion, thereby shrinking in size. Depending on the size of the redemptions and any sales of new shares, increased expense ratios could result.
         The need to sell securities as an open-end fund to meet redemptions may have adverse tax consequences to shareholders remaining in the Fund. If the Fund sells securities to meet redemptions and realizes a gain for tax purposes, the Fund will be required to allocate the tax gain to remaining shareholders. In order to retain its qualification as a regulated investment company under the Internal Revenue Code and thus be relieved of taxation at the investment company level, the Fund is required to distribute net realized capital gains to its shareholders who do not redeem their shares and remain shareholders of the Fund. This would have two negative consequences. First, non-redeeming shareholders would recognize and be required to pay taxes on a greater amount of capital gain than would otherwise be the case. Secondly, the Fund may need to sell additional portfolio securities in order to make the required distribution of realized capital gains, thereby further reducing the size of the Fund and possibly causing the realization of additional net capital gains. As of December 31, 1999, the Fund had a tax loss carry forward of $5,447,958. As of August 14, 2000, the Fund had net unrealized depreciation of $6,719,105.

         While conversion would eliminate the possibility of the Fund's shares ever trading at a discount from net asset value, the Board of Trustees noted that, from inception through December 31, 1999, the Fund's shares from time to time have traded at a premium, and that, notwithstanding the more recent discounts during the last 12 calendar weeks of 1999, the shares have traded from inception through August 14, 2000 at an average discount of 2.21%. The Fund's average annual premium/discount by year is as follows:

      ---------------------------------- -------------------------------
                     Year                         Premium/Discount
   ---------------------------------- ----------------------------------
  ---------------------------------- ----------------------------------

 ---------------------------------- ----------------------------------
  ---------------------------------- ----------------------------------
                1988                               2.45%
  ---------------------------------- ----------------------------------
    ---------------------------------- ----------------------------------
                1989                              -3.87%
     ---------------------------------- ----------------------------------
     ---------------------------------- ----------------------------------
               1990                              -14.20%
     ---------------------------------- ----------------------------------
     ---------------------------------- ----------------------------------
                1991                              -7.06%
     ---------------------------------- ----------------------------------
     ---------------------------------- ----------------------------------
                1992                              -0.45%
      ---------------------------------- ----------------------------------
      ---------------------------------- ----------------------------------
                1993                               2.51%
       ---------------------------------- ----------------------------------
       ---------------------------------- ----------------------------------
                1994                               2.65%
       ---------------------------------- ----------------------------------
       ---------------------------------- ----------------------------------
                1995                               3.88%
       ---------------------------------- ----------------------------------
       ---------------------------------- ----------------------------------
                1996                               2.73%
       ---------------------------------- ----------------------------------
       ---------------------------------- ----------------------------------
                1997                               1.62%
       ---------------------------------- ----------------------------------
       ---------------------------------- ----------------------------------
                1998                               2.32%
       ---------------------------------- ----------------------------------
       ---------------------------------- ----------------------------------
                1999                              -8.83%
       ---------------------------------- ----------------------------------
       ---------------------------------- ----------------------------------
   2000 (through August 14, 2000)                 -12.51%
      ---------------------------------- ----------------------------------


         On August 14, 2000, the closing price of a Fund share on the American Stock Exchange was 5.05% below its net asset value.

         In deciding whether to recommend the conversion of the Fund, the Trustees noted that the performance of the Fund was an important factor to consider. In light of the Fund's long-term performance, the Trustees do not believe that eliminating the possibility of a discount justifies the fundamental changes which would result from a conversion to an open-end fund, including the loss of the investment advantages of a closed-end fund and the likelihood of increased operating expenses and taxable gains.

         The Fund leverages by borrowing funds from a bank and investing such borrowed funds in high-yield fixed income securities. The Fund's use of leverage has benefited shareholders because the average cost of such borrowed funds has been less than the interest income of the high-yield securities. If the Fund converts to an open-end fund it will be less practical to maintain the benefits of leveraging. Because the net assets of an open-end fund change on a daily basis, the Fund will have to increase or decrease its borrowings on a daily basis to remain leveraged to the extent it is as a closed-end fund.

         The Trustees believe that most shareholders of the Fund purchased their shares with a long-term investment perspective that recognizes the special advantages of the closed-end structure. In addition, many shareholders purchased their Fund shares at a discount and have not been adversely affected by the discount. Consequently, the Trustees do not believe that the recent history of greater discounts, which may be temporary, should be viewed as grounds for depriving shareholders of the advantages of the closed-end fund structure.

FOR ALL OF THE FOREGOING REASONS, THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

Differences Between Closed-End and Open-End Investment Companies

         In evaluating this Proposal, shareholders may wish to consider the following differences between closed-end and open-end funds:

         CHANGES IN CAPITAL. Closed-end funds raise their capital through an initial public offering and rights offerings and generally do not raise additional capital after that time. Closed-end funds therefore have limited opportunities to gain additional economies of scale through growth of assets. At the same time, because shares of closed-end funds cannot be redeemed, the risk of higher expense ratios resulting from a decline in assets is also limited.

         Open-end funds, in contrast, generally engage in a continuous public offering of their shares, which provides the opportunity for growth of assets and reduced expense ratios. However, because shares of open-end funds are generally redeemable at any time, such funds face the risk of higher expense ratios if significant redemptions are not offset by sales of new shares.

          If the Fund were to convert to an open-end fund, it is likely that the Adviser would be subject to pressure to sell portfolio securities at times when the Adviser believes that it should be investing, and to invest in new portfolio securities when the Adviser believes that it should be reducing the Fund's exposure to the market. As the manager of a closed-end fund, however, the Adviser currently is able to ride through market swings without being pressured to invest new money or liquidate portfolio holdings at inopportune times, and can manage the Fund with a greater emphasis on long-term considerations.

         As stated above, significant redemptions following a conversion would require the Fund to sell portfolio securities, significantly reducing the asset size of the Fund. These transactions involve costs and could result in the recognition of capital gains for federal income tax purposes. Such costs and liabilities would be borne by all remaining shareholders, except to the extent that the Trustees decide to impose a temporary redemption fee, as described below.

         REDEMPTIONS OF SHARES. Shares of open-end funds may be redeemed at any time at their net asset value (subject only to the right of the Fund to withhold payment for up to seven days or to impose a temporary redemption fee or, with the permission of the SEC, to suspend redemptions under emergency conditions). In contrast, shares of closed-end funds are not redeemable and can generally be bought and sold at current market prices on the exchanges on which such funds are listed. The shares' current market price may reflect a discount (when shares are trading below net asset value) or a premium (when shares are trading above net asset value). Currently, the Fund's shares are trading at a discount to net asset value. If the Fund is converted to an open-end fund, shareholders who wish to realize the value of their shares would be able to do so by redeeming their shares at net asset value (less any redemption fee imposed by the Trustees, as discussed below). As a result, the discount from net asset value at which the Fund's shares currently trade would be eliminated. Conversion would also eliminate, however, the possibility that the Fund's shares might trade at a premium in the future.

         REGULATORY REQUIREMENTS. Both closed-end and open-end funds are registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act") and, with certain differences relating largely to the sale and redemption of shares, are generally subject to the same regulatory requirements of that Act. The Fund's shares are listed for trading on the American Stock Exchange. That listing would be terminated in the event of a conversion to an open-end fund. Since open-end funds generally engage in a continuous public offering of their shares, they are required to maintain current registrations under federal and state securities laws, which involve additional costs.

         ANNUAL SHAREHOLDER MEETINGS. The Fund is currently required by the rules of the American Stock Exchange to hold annual meetings of shareholders for the purpose of electing Trustees and ratifying the selection of auditors. As noted above, conversion of the Fund to an open-end fund would result in termination of the Fund's listing on the American Stock Exchange with the result that the Fund would no longer be required to hold annual meetings. In such event, the Fund expects that shareholder meetings would be held only on an as-needed basis.

         By not having to hold annual shareholder meetings, the Fund would save the costs of preparing proxy materials and soliciting shareholder votes on the proposals contained therein. These savings, however, would not be expected to materially affect the Fund's expense ratio. Under the 1940 Act, the Fund would be required to hold a shareholder meeting if, among other reasons, the number of Trustees elected by the shareholders were less than a majority of the total number of Trustees or if changes were sought in the fundamental investment policies of the Fund. In addition, holders of at least 10% of the Fund's outstanding shares may require the Fund to hold a shareholder meeting for the purpose of voting on the removal of any Trustee or for any other purpose.

         INVESTMENT FLEXIBILITY. As noted above, the cash flows associated with sales and redemptions of open-end fund shares, as well as the need to maintain cash reserves in anticipation of possible redemptions, tend to reduce the investment flexibility of open-end funds.

         LEVERAGE. Closed-end funds are permitted to issue senior securities representing debt (i.e. bonds, debentures, notes and other similar securities) or preferred stock, subject to certain conditions. In the case of debt, a closed-end fund must have asset coverage of 300% immediately after such issuance, and no dividends on shares may be paid unless the debt generally has an asset coverage of 300% at that time. A closed-end fund is not limited to borrowing from banks. Open-end funds are prohibited by the 1940 Act from issuing senior securities representing debt, other than indebtedness to banks when there is asset coverage of at least 300% for all borrowings, and may not issue preferred stock. At present, a fundamental investment policy of the Fund prevents the Fund from borrowing amounts in excess of 25% of its gross assets.

         SHAREHOLDER PRIVILEGES. Shareholders of the Fund currently have the option of participating in the Fund's Dividend Reinvestment Plan, under which cash distributions paid by the Fund are generally reinvested through the purchase of additional Fund shares at market prices (which currently reflect a discount from net asset value). At times when the Fund's shares are trading at a premium over their net asset value, such reinvestments are made at the higher of net asset value or 95% of market value. For the three year period ending December 1999, 19.47% of the Fund's shareholders have re-invested their distributions and are purchasing more than a dollar of net assets for every dollar re-invested while paying no brokerage commission. If the Fund were to convert to an open-end fund, shareholders would no longer be able to reinvest dividends at a price below net asset value per share.

Measures to be Adopted in the Event Shareholders Vote to Convert the Fund to an Open-End Fund

         In the event that shareholders vote to convert the Fund from a closed-end fund to an open-end fund, a number of additional actions would need to be taken not only to effect the conversion of the Fund to an open-end fund but also to allow the Fund to operate effectively as an open-end fund.
         REDEMPTION FEE. In order to reduce the number of redemptions of the Fund's shares immediately following conversion (thereby reducing any disruption of the Fund's normal portfolio management), and to offset the costs of such redemptions, the Trustees are likely to approve the implementation of a fee of up to 2% of the redemption proceeds payable by the Fund on all redemptions (whether in cash or in kind) for a certain period following the Fund's conversion. The Trustees will approve the imposition of this fee if they believe that immediately following conversion to an open-end fund, significant redemptions of shares would disrupt long-term portfolio management of the Fund and dilute the interests of the remaining shareholders. Any imposition of a redemption fee will be intended to deter certain redemptions and compensate remaining long-term shareholders for the costs of the liquidation of a significant percentage of the Fund's portfolio.
         REDEMPTIONS IN KIND. The Board of Trustees may reserve the right to meet redemptions occurring during the first year following the Fund's conversion to an open-end fund by delivering the Fund's portfolio securities to the redeeming shareholder in kind, rather than paying cash. Such redemptions in kind would shift the cost of liquidating the portfolio securities from the Fund to the redeeming shareholder, and, to the extent appreciated securities were delivered, would avoid the recognition of capital gains by the Fund.

         MINIMUM INVESTMENT AND INVOLUNTARY REDEMPTIONS. If the Fund is converted to an open-end investment company, it will adopt requirements that an initial investment in Fund shares and any subsequent investment must be in a specified minimum amount in order to reduce the administrative burdens and costs incurred in monitoring numerous small accounts. The Fund also would reserve the right to redeem, upon notice, the shares of any shareholder whose account has a net asset value below a certain amount, other than an account which is an IRA or other tax-deferred retirement plan.
         UNDERWRITING AND DISTRIBUTION. If conversion to an open-end fund is approved, the Board of Trustees will consider the details of and enter into an appropriate distribution agreement for the distribution of the Fund's shares. Pursuant to any such distribution agreement, Fund shares will be offered and sold directly by the distributor itself and other broker-dealers which have entered into selling agreements with the distributor. There is no assurance however, that the distributor or any such broker-dealer would be able to generate sufficient sales of Fund shares to offset redemptions, particularly during the initial months following conversion.

         The distribution and marketing of open-end funds involve additional costs. These costs may be paid either by purchasers (in the case of a front-end sales charge) or by current shareholders (in the case of a plan of distribution adopted under Rule 12b-1 of the 1940 Act), which would require the approval of shareholders. In the event that conversion to an open-end fund is approved by Fund shareholders, it is expected that the Board of Trustees will consider the implementation of a Rule 12b-1 plan providing for payments by the Fund for the distribution and marketing of its shares at an annual rate of .25% of the Fund's average net assets.

         AMENDMENT OF THE FUND'S DECLARATION OF TRUST. Conversion of the Fund from a closed-end fund to an open-end fund will require certain changes to the Fund's Declaration of Trust. The Declaration of Trust would be amended to require the Fund to purchase all shares offered to it for redemption at a price equal to the net asset value of the shares next determined, less any redemption charge fixed by the Trustees. Notwithstanding this provision, all shares would be redeemable at a shareholder's option.

         The Declaration of Trust would also be amended to include provisions commonly found in the governing documents of open-end funds. Specifically, the Declaration of Trust would be amended to authorize the issuance of additional series of shares and classes thereof from time to time as the Trustees in their discretion may determine. Each series would have its own investment objective, policies and restrictions and shares of each series would represent interests in separate investment portfolios, each of which would be accounted for separately on the books of the Fund with respect to income, earnings, profits, proceeds, assets and liabilities attributable to that series. Shares of each series would be entitled to vote separately to approve investment advisory agreements, changes in fundamental investment restrictions and distribution plans, but shares of all series would vote together on the election of Trustees and the ratification of the selection of accountants. Classes of a series would have such preferences or special or relative rights, and privileges as the Trustees may determine, and each class would vote separately on issues that relate exclusively to that class.

         The Fund's Declaration of Trust would also be amended to declassify the Board of Trustees. Currently, the Fund's Declaration of Trust provide that the Board of Trustees be divided into three classes of Trustees. Each Trustee serves for three years with one class being elected each year. The classified Board was intended, in part, to reduce the Fund's vulnerability to an unsolicited takeover proposal or similar action that does not contemplate an acquisition of all outstanding shares of the Fund by making it more difficult and time-consuming to change majority control of the Board of Trustees without its consent.

         Finally, the Trustees would also make certain technical and non-material changes to the Declaration of Trust and conforming changes to the Fund's By-Laws if the shareholders vote in favor of the conversion of the Fund to an open-end fund.

         Therefore, a vote in favor of converting the Fund to an open-end fund would also authorize the Trustees to amend the Fund's Declaration of Trust to reflect such changes.

         AMENDMENT TO MANAGEMENT AGREEMENT. If Proposal 3 is approved, the Fund's Investment Advisory Agreement with INVESCO would be amended to delete certain expenses payable by the Fund which are inapplicable to an open-end fund, such as those relating to listing the Fund's common stock on the American Stock Exchange and administering the Fund's Dividend Reinvestment Plan.

         CHANGING CERTAIN FUNDAMENTAL INVESTMENT POLICIES. If Proposal 3 is approved, the Fund's investment objective, which is to provide current income while protecting its shareholders' capital to the extent possible, will remain unchanged. However, if the proposal to convert the Fund to an open-end fund is approved it is likely that shareholders will be asked to approve certain other changes to the Fund's fundamental investment policies. Some of the changes to the Fund's fundamental investment policies (like the policy regarding borrowing as described above) will be necessitated by certain requirements for open-end funds under the 1940 Act. Other changes will be recommended so that the Fund will have the full flexibility permitted by applicable law.

If the Conversion is Not Approved

         In the event that shareholders do not approve the conversion of the Fund to an open-end fund, the Fund will continue as a closed-end fund and no changes will be made to the Fund's Declaration of Trust.

THE TRUSTEES BELIEVE THAT THE CONTINUED OPERATION OF THE FUND AS A CLOSED-END FUND IS IN THE BEST LONG-TERM INTERESTS OF SHAREHOLDERS, AND UNANIMOUSLY RECOMMEND A VOTE AGAINST THE CONVERSION OF THE FUND TO AN OPEN-END FUND AT THIS TIME.

Required Vote

         Approval of the conversion of the Fund to an open-end fund and approval of the related amendments to the Fund's Declaration of Trust each requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund.

         If such conversion is approved, the conversion would become effective following compliance with all necessary regulatory requirements under federal and state law. The Fund would seek to complete this process as soon as reasonably practicable, but it is estimated that this process may require at least several months.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL 3.

                      DATE TO SUBMIT SHAREHOLDER PROPOSALS

         All proposals by shareholders that are intended to be presented at the Fund's next Annual Meeting of Shareholders to be held in 2001 must be received by the Fund on or before April 30, 2001, in order to be considered for inclusion in the Fund's proxy statement and form of proxy relating to that meeting.

                             ADDITIONAL INFORMATION

Investment Adviser and Administrator

         INVESCO, Inc. serves as the Fund's investment adviser and its business address is 1166 Avenue of the Americas, 27th Floor, New York, NY 10036. PFPC acts as the Fund's administrator and is located at 101 Federal Street, 6th Floor, Boston, Massachusetts 02110. PFPC is a leading provider of full service mutual fund shareholder and record keeping services. In addition to its mutual fund transfer agent and record keeping service, PFPC provides complimentary services through its own subsidiary business units.

Compliance with the 1934 Act

         Section 16(a) of the 1934 Act requires the Fund's officers and Trustees, certain persons affiliated with INVESCO, Inc. and persons who beneficially own more than 10% of the Fund's shares to file reports of ownership and changes of ownership with the SEC and the American Stock Exchange, Inc. and to furnish the Fund with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of such forms received by it and written representations from certain of such persons, the Fund believes that during its fiscal year ended December 31, 1999, all such filing requirements applicable to such persons were met.

OTHER MATTERS TO COME BEFORE THE MEETING

         No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Meeting, the persons named on the enclosed proxy card will vote thereon according to their best judgment in the interests of the Fund.


August 28, 2000



------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
------------------------------------------------------------------------------

                            CIM HIGH YIELD SECURITIES
                    PROXY SOLICITED BY THE BOARD OF TRUSTEES


         The undersigned hereby appoints Margaret Riley and Gail A. Hanson, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of CIM High Yield Securities which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at the offices of Bingham Dana LLP, 150 Federal Street, 25th Floor, Boston, Massachusetts 02110 on October 11, 2000, at 10:00 a.m., and any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SEE REVERSE SIDE

  X Please mark votes as in this example.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEE AS TRUSTEE AND FOR PROPOSAL 2, BUT AGAINST PROPOSAL 3.

1.   ELECTION OF TRUSTEE:
     Nominee:
     John F. Nickoll                                          ___  FOR       ___ WITHHELD

2. To ratify the selection of KPMG LLP
     as independent auditors for the Fund.                    ___  FOR       ___  AGAINST          ___  ABSTAIN

3.    To approve the conversion of the Fund
     from a closed-end fund to an open-end fund               ___  FOR       ___  AGAINST          ___  ABSTAIN


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ______


PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


Signature:                                           Date:


Signature:                                           Date: